Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): August 20, 2004.

ICrystal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
ICrystal, Inc.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 20, 2004, we filed an Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation increased our authorized capital to include 80,000,000 shares of common stock, $.01 par value, and 20,000,000 shares of preferred stock, par value $.01. Shares of preferred stock may be issued from time to time in ore or more series, at the discretion of our board of directors.

The Amended and Restated Certificate of Incorporation was approved by a majority of our shareholders, acting by written consent in lieu of a meeting.
A conformed copy of the Amended and Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.
Item 8.01. Other Events

On August 24, 2004, our board of directors voted to implement a 1-for-17 reverse split of our common stock, which reverse split had been approved previously by our shareholders. The record date for the reverse split of our common stock is September 8, 2004. Prior to this reverse split, we had approximately 27,600,000 shares of our common stock outstanding; following this reverse split, we will have approximately 1,630,000 shares of our common stock outstanding.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: August 30, 2004.	ICRYSTAL, INC.

By:	/s/ DAVID LOFLIN
David Loflin President